UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

Imation Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA		55128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2012, Imation Corp. (“Imation”) entered into an Agreement and Plan of Merger dated December 31, 2012 (the “Merger Agreement”), by and among Imation, Naboo Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Imation, and Nexsan Corporation, a Delaware corporation (“Nexsan”). Nexsan is a provider of data storage systems based in Thousand Oaks, California. The purchase price is $119.5 million, subject to certain potential minor adjustments. It consists of approximately $104.5 million in cash and 3,319,324 shares of Imation common stock valued at approximately $15 million. At closing, approximately $5.975 million in cash and 1,327,777 shares of Imation common stock valued at approximately $5.975 million were deposited into an escrow to be available to satisfy claims for indemnification that Imation may have under the Merger Agreement. Imation has agreed pursuant to the Merger Agreement to file a registration on Form S-3 to register the 3,319,324 shares of Imation common stock issued upon closing of the transaction.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement, (ii) are subject to the materiality standards set forth in the Merger Agreement, which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement or such other date as specified in the Merger Agreement. The disclosure schedules referred to above contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by those disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2012, Imation completed the acquisition of Nexsan pursuant to the Merger Agreement described above in Item 1.01. The information set forth above under Item 1.01 is also intended to be disclosed under this Item 2.01 and is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On December 31, 2012, Imation issued 3,319,324 shares of its common stock in connection with the acquisition of Nexsan pursuant to the Merger Agreement described above in Item 1.01. The issuance of such shares was exempt from registrations under the Securities Act of 1933, as amended, pursuant to section 4(2) of such Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Agreement and Plan of Merger dated December 31, 2012, by and among Imation Corp., Naboo Merger Corp., and Nexsan Corporation.

*	Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment. Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Imation agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date: January 2, 2013	By:	/s/ Paul R. Zeller
Paul R. Zeller
Senior Vice President, Chief Financial Officer